UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

ZAGG INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 19, 2013, ZAGG Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the voting results of the Company’s Annual Meeting of Stockholders held on June 13, 2013 (the “Meeting”), including, among other matters, an advisory vote on the frequency of the advisory vote on executive compensation. This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory vote on executive compensation.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

As previously reported, at the Meeting, in a non-binding advisory vote, a majority of the votes cast by stockholders were in favor of holding future non-binding advisory votes on the compensation of the Company’s named executive officers every year.  The Company has considered the votes cast at the Meeting and has determined that it will hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: October 16, 2013	By:	/s/ Brandon T. O’Brien
Name: Brandon T. O’Brien
Its: Chief Financial Officer

3